Exhibit T3A56

CERTIFICATE OF INCORPORATION

公司註冊證書

                                 * * *

I hereby certify that

本人謹此證明

Wan Rui Fa Investment Company Limited

萬瑞發投資有限公司

is this day incorporated in Hong Kong under the Companies Ordinance

於本日根據《公司條例》（香港法例第32章）

(Chapter 32 of the Laws of Hong Kong) and that this company is limited.

在香港註冊成為有限公司。

Issued on     2 March 2010.

本證書於二Ｏ一Ｏ年三月二日發出。

/s/ Ada L L Chung
Registrar of Companies Hong Kong
香港公司註冊處處長鍾麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

Certificate of Incorporation No. 1425631

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Wan Rui Fa Investment Company Limited

萬瑞發投資有限公司

Incorporated on the 2nd day of March, 2010

INCORPORATED IN HONG KONG

THE COMPANIES ORDINANCE (Cap. 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

Wan Rui Fa Investment Company Limited

萬瑞發投資有限公司

1.	The name of the Company is Wan Rui Fa Investment Company Limited 萬瑞發投資有限公司.

2.	The Registered Office of the Company will be situated in Hong Kong.

3.	The Company has the capacity and the rights, powers and privileges of a natural person and the objects for which the Company is established are unrestricted.

4.	The liability of the members is limited.

5.	The Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions.

We, whose name, address and description are hereto given below, wish to form a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite to our name:-

Name, Address and Description of Signatory	Number of Shares Taken by Signatory
For and on behalf of Tai An Da Investment Company Limited 泰安達投資有限公司

(SD.) Kwok Ying Shing
Kwok Ying Shing, Director P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Corporation	ONE

Total Number of Shares Taken	ONE

DATED 24 FEB 2010

WITNESS to the above signature:-

(SD.) Lee Kin Ping, Gigi Lee Kin Ping, Gigi Suite 2001, 20/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. Secretary